As filed with the Securities and Exchange Commission on February 25, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NORTHERN ILLINOIS GAS COMPANY
(Doing business as Nicor Gas Company)
(Exact name of registrant as specified in its charter)

ILLINOIS	36-2863847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1844 Ferry Road
Naperville, Illinois 60563-9600
(630) 305-9500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul C. Gracey, Jr.
Senior Vice President, General Counsel and Secretary
Nicor Gas Company
1844 Ferry Road
Naperville, Illinois 60563-9600
(630) 305-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Christopher D. Lueking, Esq.
Latham & Watkins LLP
233 S. Wacker Drive, Suite 5800
Chicago, Illinois 60606
(312) 876-7700
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as the registrant shall determine in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price per	aggregate offering		Amount of
registered	registered	unit	price		registration fee
First Mortgage Bonds	(1)	(1)	$225,000,000	(1)(2)	$8,842.50

(1)	An indeterminate number of or aggregate principal amount of First Mortgage Bonds are being registered as may from time to time be offered at indeterminate prices, with an aggregate public offering price not to exceed $225,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2009
PRELIMINARY PROSPECTUS
NORTHERN ILLINOIS GAS COMPANY
(Doing business as Nicor Gas Company)
FIRST MORTGAGE BONDS
$225,000,000
We may from time to time offer First Mortgage Bonds for sale in one or more issuances or series at prices and on terms to be determined at the time or times of sale, up to an aggregate public offering price of $225,000,000. We refer to the First Mortgage Bonds being offered by this prospectus as the “New Bonds.” We will prepare and issue a supplement to this prospectus when a particular series is offered to include the specific aggregate principal amount and offering price, maturity date or dates, rate or rates of interest, time or times of payment of interest, any redemption terms or other specific terms of such series of New Bonds, the names of any underwriters, dealers or agents, any applicable commissions or discounts and the resulting net proceeds to us. No sinking fund is to be provided for the New Bonds.
We may sell the New Bonds directly to the public or through (i) underwriters or dealers or through agents named in this prospectus (or designated from time to time) or (ii) a group of underwriters or dealers which may be represented by any one or more of such firms. More information about the way we will distribute the New Bonds is under the heading “Plan of Distribution.”
This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 1 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is

TABLE OF CONTENTS

SUMMARY	1

RISK FACTORS	1

FORWARD-LOOKING STATEMENTS	1

RATIO OF EARNINGS TO FIXED CHARGES	2

ABOUT THIS PROSPECTUS	2

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3

THE COMPANY	3

USE OF PROCEEDS	3

DESCRIPTION OF BONDS	3

PLAN OF DISTRIBUTION	7

LEGAL OPINIONS	8

EXPERTS	8

SUMMARY
This summary highlights selected information from the prospectus and may not contain all of the information that is important to you. You should carefully read the prospectus with the accompanying prospectus supplement. You should also read the documents we have incorporated by reference into this prospectus and accompanying prospectus supplement.
Company: Northern Illinois Gas Company d.b.a. Nicor Gas Company
Securities Being Offered: $225,000,000 First Mortgage Bonds
Business: Public utility engaged principally in the purchase, storage, distribution, sale and transportation of natural gas to the public in northern Illinois, generally outside the City of Chicago.
Address and Telephone of Principal Executive Offices: 1844 Ferry Road, Naperville, Illinois 60563, (630) 305-9500.
RISK FACTORS
Investing in our securities involves significant risks and uncertainties that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Forward-Looking Statements” and other information incorporated by reference in this prospectus before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of such risks occur, our business, financial condition or results of operations could be materially harmed and you could lose all or part of your investment. Additional risks not presently known to us may also significantly impair our business operations and could result in a complete loss of your investment.
In addition, each prospectus supplement will contain a discussion of risks applicable to the New Bonds offered under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the applicable prospectus supplement or appearing in, or incorporated by reference in, this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include certain forward-looking statements about the expectations of Nicor Gas Company. Although Nicor Gas Company believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” “ultimate”, or similar phrases. Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission review, and undue reliance should not be placed on such statements.
Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor Gas Company undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	3.37	3.45	2.91	2.82	3.53
For purposes of the ratio of earnings to fixed charges, “earnings” represent pre-tax net income plus fixed charges, less an allowance for funds used during construction and “other”, and “fixed charges” represent interest expense and amortization of debt discount, premium, and expense, net.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf process, we may sell the New Bonds described in this prospectus in one or more offerings, up to an aggregate public offering price of $225,000,000. This prospectus provides you with a general description of the New Bonds we may offer. Each time we sell New Bonds, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. This prospectus does not offer to sell or offer to buy any of the New Bonds in any jurisdiction to any person where doing so is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the company since such date.
We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which requires us to file reports and other information with the Commission.
You may read and copy any of these documents at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information about the public reference rooms. We file our reports and other information electronically with the Commission and you can access these documents from the Commission’s web site (http://www.sec.gov).
This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate is an important part of this prospectus and our later filings with the Commission automatically update and supersede earlier filings. We incorporate by reference the document listed below and any future filings we have made and will make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the New Bonds:
•	Annual Report on Form 10-K for the year ended December 31, 2008.
We are also incorporating by reference additional documents we may file pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable Commission rules. This additional information is a part of this prospectus from the date of filing for those documents.
You may receive a copy of these filings at no cost. Please direct your written or telephone requests to:
Douglas M. Ruschau
Vice President and Treasurer
Nicor Gas Company
1844 Ferry Road
Naperville, Illinois 60563
Telephone number: (630) 305-9500
THE COMPANY
We are a public utility engaged principally in the purchase, storage, distribution, sale and transportation of natural gas to the public in northern Illinois, generally outside the City of Chicago. We are subject to the jurisdiction of the Illinois Commerce Commission which has authority to regulate substantially all phases of the public utility business in Illinois, including our issuance of long-term debt. We are a wholly owned subsidiary of Nicor Inc. (“Nicor”). The New Bonds are not obligations of, nor guaranteed by, Nicor. The mailing address and telephone number of our general office is: 1844 Ferry Road, Naperville, Illinois 60563, (630) 305-9500.
USE OF PROCEEDS
We will use the net proceeds from the sale of the New Bonds for the refinancing, if desirable, of certain outstanding or matured First Mortgage Bonds, for construction programs to the extent not provided by internally generated funds, and for general corporate purposes.
DESCRIPTION OF BONDS
All references to “we”, “us” or “our” under “Description of Bonds” exclude our subsidiary. The properties of our subsidiary, which are not material in the aggregate, are not subject to the lien of the Indenture and do not constitute bondable property under the Indenture.
General. We will issue the New Bonds in one or more series under our Indenture, dated as of January 1, 1954 (as supplemented by Supplemental Indentures heretofore executed), and Supplemental Indentures (each of which is hereafter referred to as the “New Supplemental Indenture”), creating the series in which we will issue the New Bonds. These series will constitute the fifty-second and subsequent series of bonds issued under the Indenture. The earlier series of bonds issued under the Indenture that were outstanding as of February 25, 2009 are as follows:

6 5/8% due February 1, 2011	$75,000,000
7.2% due May 15, 2016	50,000,000
5.80% due December 1, 2023	50,000,000
6.58% due February 15, 2028	50,000,000
5.90% due December 1, 2032	50,000,000
5.90% due December 1, 2033	50,000,000
5.85% due December 15, 2036	50,000,000
6.25% due August 15, 2038	75,000,000

$450,000,000
Each series of the New Bonds will be dated the date of the applicable New Supplemental Indenture, and will mature on such date or dates as are set forth in such New Supplemental Indenture. The New Bonds will bear interest at an annual rate specified in their title. We will pay interest semiannually, once on the date which corresponds to the date of, or effective date of, the New Supplemental Indenture and six months thereafter. We will begin paying interest on the date which is six months after the date of, or the effective date of, the New Supplemental Indenture.
So long as we do not default in the payment of interest on the series of New Bonds, we will pay interest to the person in whose name each bond is registered on the record dates prescribed by the New Supplemental Indenture (whether or not a business day) next preceding the respective interest payment dates. If and to the extent that we default in the payment of interest due we shall pay defaulted interest to the person in whose name each bond is registered on the record date fixed in advance by us for payment of the defaulted interest. Both principal and interest will be payable at our office or agency in the city of Chicago or, at the option of the registered owner, at our office or agency in the city of New York. At our option, we may pay any installment of interest on the bonds by mailing checks payable to or upon the written order of the person entitled to receive payment to the address of that person as it appears on the registration books.
We will issue the New Bonds in definitive form, as registered bonds in denominations of $1,000 each or of any authorized multiple of $1,000. You will not be charged for any registration, transfer or exchange of bonds.
Copies of the Indenture and a copy of the applicable New Supplemental Indenture, in substantially the form in which it is to be executed, except for certain terms to be set forth in the prospectus supplement which will be inserted at the time of sale of the series of New Bonds, are exhibits to the Registration Statement. Reference is made to such exhibits for a complete statement of the provisions of the Indenture and such New Supplemental Indenture. The following statements are brief summaries of certain of such provisions. The terms “permitted liens,” “prior liens,” “prior lien bonds,” “bondable bond retirements,” “retired” as used with respect to bonds, “property additions,” “property of the character of property additions,” “mortgage date of acquisition” and “utilized under the Indenture” are used with the meanings ascribed to such terms, respectively, by the Indenture.
Redemption and Sinking Fund. Any redemption provisions will be set forth in the prospectus supplement. No sinking fund is to be provided for any series of the New Bonds.
Security. The New Bonds will rank equally and ratably with all bonds, irrespective of series, at any time outstanding under the Indenture. The Indenture constitutes a direct first mortgage lien on substantially all gas property and franchises (other than expressly excepted property) we now own, subject only to permitted liens. All gas property and franchises (other than expressly excepted property) we later acquire will, upon our recordation or registration in accordance with our agreements under the Indenture, become subject to the lien of the Indenture, subject only to permitted liens and liens, if any, existing or placed on such property at the time of their acquisition. The Indenture contains limitations upon the acquisition of property subject to a prior lien and the transfer of all or substantially all of our property to another corporation the property of which is subject to a prior lien. In general, these limitations are based upon ratios of (a) principal amount of prior lien bonds to fair value of property securing such bonds and (b) net earnings of such property to interest charges on such bonds.
We have agreed in the Indenture to maintain and protect the mortgaged property as an operating system.

The lien of the Indenture expressly excepts, whether now owned by us or later acquired, (1) certain real estate not used in the gas utility business, (2) real estate held by us in the name of a nominee, (3) cash and securities not specifically pledged under the Indenture, (4) receivables, (5) contracts (other than leases), (6) materials, (7) supplies, (8) all gas in storage not included in our utility plant accounts, (9) merchandise, (10) automobiles, trucks and other transportation equipment, (11) office furniture and equipment, (12) natural gas wells, (13) natural gas leases, and (14) natural gas gathering lines.
Issuance of Additional Bonds. We may not issue additional bonds of any of the presently outstanding series, nor any New Bonds other than the New Bonds covered by this prospectus. Subject to the provisions of the Indenture, we may issue additional bonds of any other series in principal amount equal to:
(a) 66 2/3% of “net property additions” not previously utilized under the Indenture;
(b) the amount of cash deposited with the Trustee as a basis for the issuance of such bonds; and
(c) the amount of “bondable bond retirements” not previously utilized under the Indenture, such term being defined, in general, to include (1) the principal amount of bonds of any series retired otherwise than through a sinking fund, and (2) such percentage, if any, of the principal amount of bonds of any other series retired through a sinking fund as may be specified in the supplemental indenture creating such series (does not include the New Bonds or any previously issued series outstanding).
We may not issue such bonds under (a) or (b), or under (c) if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except in case such bonds retired or being retired mature within two years), unless our “net earnings” for a 12-month period within the immediately preceding 15-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Indenture, including the bonds then applied for but not including any bonds then being retired, and on all prior lien bonds then outstanding, not including any prior lien bonds then being retired.
The term “net earnings” means our earnings (including earnings or loss of any gas utility business acquired during the period for that part of the period prior to acquisition) computed by deducting from our revenues our operating expenses, depreciation and taxes, except for: (a) charges for the amortization, write-down or write-off of acquisition adjustments or intangibles; (b) property losses charged to operations; (c) provisions for income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of such taxes; (d) interest charges; and (e) amortization of debt and stock discount and expense or premium. Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be. Net non-operating income from property and securities not subject to the lien of the Indenture may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on disposition of property or securities or on the reacquisition of securities are included in net earnings.
“Net property additions” means $9,000,000, plus the cost or fair value as of the mortgage date of acquisition thereof, whichever is less, of property additions (which may not include additions subject to a prior lien) after January 31, 1954, less all “current provisions for depreciation” made subsequent to that date, after deducting from such current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1954 (last 11 months) and subsequent years.
“Current provisions for depreciation” for any period means the greater of:
(a) the total of the amounts appropriated for depreciation during such period on all property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien, increased or decreased, as the case may be, by net salvage for such period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; or
(b) an amount equal to one-twelfth of 2% for each calendar month of such period (or such lesser percentage as may, at intervals of not less than five years, be certified by an independent engineer as adequate) of the original cost, as of the beginning of such month, of all depreciable property of the character of property additions subject to the lien of the Indenture but not subject to a prior lien.
As of December 31, 2008, net property additions available as the basis for the issuance of additional bonds amounted to approximately $475,000,000. As of December 31, 2008, there were $125,000,000 bondable bond retirements available as the basis for the issuance of additional bonds. We will issue the New Bonds first against any available bondable bond retirements and the balance against net property additions.
The Indenture contains no provisions which afford holders of New Bonds protection in the event we are involved in a highly-leveraged transaction other than the security afforded by the lien of the Indenture and its restrictions as to issuance of additional bonds described above.
Renewal Fund Requirement. Under the Indenture, we are required to pay to the Trustee in each year an amount of cash, as a renewal fund, equal to the excess, if any, of current provisions for depreciation for that year for all property additions over the cost or fair value as of the mortgage date of acquisition, whichever is less, of property additions for such year. Such amount, which will be the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture. There was no renewal fund requirement for any of the years 1954 through 2008.
Release of Property and Withdrawal Cash. We may sell or otherwise dispose of and secure the release of any part of the mortgaged property upon deposit with the Trustee of cash in an amount equal to the fair value of the property released, which in no event may be less than the consideration received. If, however, the property to be released is subject to a prior lien, then that property may be released upon a showing that it has been released from the prior lien upon due compliance with the release provisions. Cash to be deposited upon the release of mortgaged property may, subject to certain limitations, be reduced by an amount not in excess of (a) the principal amount of purchase money obligations secured by purchase money mortgages upon the property to be released, and (b) the principal amount of any prior lien bonds secured by a prior lien on the property to be released, where the purchaser has assumed the payment of the bonds. Cash to be deposited may also be reduced by an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.
Cash deposited with the Trustee as a basis for the issuance of bonds may be withdrawn in an amount equal to 66 2/3% of the amount of net property additions not previously utilized under the Indenture, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Indenture, or both. All other cash (except any sinking fund cash) deposited with the Trustee to be held as part of the mortgaged property may be withdrawn in an amount equal to the amount of net property additions or bondable bond retirements, or both, not previously utilized under the Indenture.
Modification of Indenture. In general, we and the trustee may modify or alter the Indenture and supplemental indentures and our rights and obligations along with those of the bondholders, and obtain waivers of compliance with the Indenture and supplemental indentures upon the affirmative vote of holders of 66 2/3% in principal amount of the bonds entitled to vote with respect to the matter involved. No modifications or alterations or waivers of compliance are permitted with respect to the following certain basic matters: (1) terms of payment of principal, premium, if any, and interest on bonds (but not including any sinking fund requirements), (2) creation of liens ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgage property (other than as permitted by the Indenture) or the deprivation of any bondholder of his lien, or (3) any reduction of the vote necessary to take such actions.
Defaults. The following are deemed “completed defaults” under the Indenture:
•	default in the payment of principal on any bonds issued under the Indenture, including the New Bonds, when due and payable at maturity or upon redemption or by declaration or as otherwise provided in the Indenture;

•	default for 60 days in the payment of interest on any of such bonds;

•	default for 30 days after written notice to us in the payment of principal or interest (after the expiration of any applicable grace period) on prior lien bonds;

•	default for 90 days after written notice to us in the performance of any other covenant of the Indenture, including any covenant relating to sinking fund obligations; and

•	certain events of bankruptcy and insolvency.
We furnish annually to the Trustee a certificate in respect of our compliance or noncompliance with the covenants of the Indenture.
If one or more completed defaults occurs and continues, the Trustee or the holders of not less than 25% in principal amount of the bonds then outstanding may declare the principal of all such bonds, together with all accrued and unpaid interest thereon, if not already due, to be due and payable immediately.
No bondholder may enforce the Indenture unless that holder gives the Trustee written notice of some existing and continuing default and the holders of not less than 25% in principal amount of the bonds then outstanding request in writing that the Trustee act and they have given the Trustee a reasonable opportunity to act. The Trustee is entitled to be indemnified before enforcing the lien at the request of the bondholders.
If, at any time after the occurrence of a completed default and before the sale of the mortgage property, we have paid or collected and paid out of the mortgage property all arrears of principal and interest, together with other amounts described in the Indenture and we have remedied or cured all other defaults, if any, to the reasonable satisfaction of the Trustee, then the Trustee, upon the written request of the holders of a majority in principal amount of the bonds then outstanding, shall waive any such default.
Concerning the Trustee. The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. We and certain of our affiliates may borrow from, and utilize many of the banking services offered by, affiliates of The Bank of New York Mellon Trust Company, N.A. in the normal course of business.
PLAN OF DISTRIBUTION
We may sell the New Bonds, in one or more series, directly to purchasers, through agents, through underwriters or through dealers.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the New Bonds. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). We will name the agents involved in the offer or sale of the New Bonds and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements they may enter into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we use any underwriters in the sale of the New Bonds in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of the underwriters and the terms of the transaction in a prospectus supplement, which will be used by the underwriters to make resales of the New Bonds in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the underwriting agreement against specified liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we use a dealer in the sale of the New Bonds in respect of which this prospectus is delivered, we will sell those New Bonds to the dealer, as principal. The dealer may then resell those New Bonds to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specified liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
We may also sell New Bonds directly. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered New Bonds directly.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the New Bonds in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
LEGAL OPINIONS
The validity of the New Bonds will be passed upon for us by Latham & Watkins LLP, 233 South Wacker Drive, 5800 Sears Tower, Chicago, IL 60606, and for any underwriters or agents by counsel named in any applicable prospectus supplement.
EXPERTS
The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Northern Illinois Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph related to a change in 2007, in the method of recognizing and measuring income tax positions, and a change, in 2008, in the method of offsetting amounts related to certain contracts and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
The term “Company” refers to Northern Illinois Gas Company.
Item 14. Other Expenses of Issuance and Distribution.
Estimated expenses of the Company in connection with the issuance and distribution of the New Bonds:

Bond rating fees	$350,000
Trustee’s fees and expenses	10,000
Printing	35,000
Registration fee—Securities and Exchange Commission	8,843
Legal fees	400,000
“Blue Sky” fees and expenses	30,000
Accountants’ fees and expenses	60,000
Miscellaneous	30,000

Total	$923,843
Item 15. Indemnification of Directors and Officers.
The Company is incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.
The Articles of Incorporation of the Company provide indemnification for all officers, directors or employees of the Company. Coverage is also extended to persons who, at the request of the Company, serve, in any capacity, other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that the person breached a duty to the Company, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of the Company, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification may cover the liabilities and reasonable expenses of the person.
The Company maintains at its expense insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Act.
Item 16. Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.
Item 17. Undertakings.
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee"' table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on February 25, 2009.
Northern Illinois Gas Company d.b.a. Nicor Gas Company
(Registrant)

By:	/s/ RICHARD L. HAWLEY
Richard L. Hawley
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RUSS M. STROBEL Russ M. Strobel (Principal Executive Officer)	Chairman, President and Chief Executive Officer	February 25, 2009

/s/ RICHARD L. HAWLEY Richard L. Hawley (Principal Financial Officer)	Executive Vice President and Chief Financial Officer	February 25, 2009

/s/ KAREN K. PEPPING Karen K. Pepping (Principal Accounting Officer)	Vice President and Controller	February 25, 2009

ROBERT M. BEAVERS, JR.*	Director

BRUCE P. BICKNER*	Director

JOHN H. BIRDSALL, III*	Director

NORMAN R BOBINS*	Director

BRENDA J. GAINES*	Director

RAYMOND A. JEAN*	Director

DENNIS J. KELLER*	Director

R. EDEN MARTIN*	Director

GEORGIA R. NELSON*	Director

ARMANDO J. OLIVERA*	Director

JOHN RAU*	Director

JOHN C. STALEY*	Director

*By:	/s/ RICHARD L. HAWLEY	February 25, 2009

Richard L. Hawley (Attorney-in-fact)

EXHIBIT INDEX
Exhibits Filed Herewith:

Exhibit Number	Description of Document
1.01*	Form of Underwriting Agreement.

4.11	Form of Supplemental Indenture.

5.01	Opinion of Latham & Watkins LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Latham & Watkins LLP (contained in Exhibit 5.01).

24.01	Powers of Attorney.

25.01	Statement of Eligibility on Form T-1 of Trustee.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
The exhibits listed below have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.

Exhibit
Number	Description of Document
4.01	Indenture of Commonwealth Edison Company to Continental Illinois National Bank and Trust Company of Chicago, Trustee, dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 1995, Exhibit 4.01.)

4.02	Indenture of Adoption of the company to Continental Illinois National Bank and Trust Company of Chicago, Trustee, dated February 9, 1954. (File No. 1-7296, Form 10-K for 1995, Exhibit 4.02.)

4.03	Supplemental Indenture, dated February 15, 1998, of the company to Harris Trust and Savings Bank, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 1997, Exhibit 4.19.)

4.04	Supplemental Indenture, dated February 1, 2001, of the company to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 2000, Exhibit 4.17.)

4.05	Supplemental Indenture, dated May 15, 2001, of the company to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-Q for June 2001, Exhibit 4.01.)

4.06	Supplemental Indenture, dated December 1, 2003, of the company to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 2003, Exhibit 4.09.)

4.07	Supplemental Indenture, dated December 1, 2003, of the company to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 2003, Exhibit 4.10.)

4.08	Supplemental Indenture, dated December 1, 2003, of the company to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 2003, Exhibit 4.11.)

4.09	Supplemental Indenture, dated December 1, 2006, of Nicor Gas to BNY Midwest Trust Company, Trustee, under Indenture dated as of January 1, 1954. (File No. 1-7296, Form 10-K for 2006, Exhibit 4.11.)

4.10	Supplemental Indenture, dated August 1, 2008, of Nicor Gas to BNY Mellon Trust Company, Trustee, under Indenture dated January 1, 1954. (File No. 1-7296, Form 10-Q for September 30, 2008, Northern Illinois Gas Company, Exhibit 4.01.)

12.01	Computation of Consolidated Ratio of Earnings to Fixed Charges. (File No. 1-7296, Form 10-K for 2008, Northern Illinois Gas Company, Exhibit 12.01.)